Exhibit 99.1

For Immediate Release	Contact Information
Monday, June 30, 2008	Investors: Roberto R. Thomae
(210) 496-5300 ext. 214, bthomae@txco.com
Media: Paul Hart
(210) 496-5300 ext. 264, pdhart@txco.com

TXCO Resources Names Gary S. Grinsfelder President

SAN ANTONIO -- June 30, 2008 -- TXCO Resources Inc. (Nasdaq:TXCO) today announced the promotion of Gary S. Grinsfelder to the position of President of the Company. James E. Sigmon retains the positions of Chairman and Chief Executive Officer. Grinsfelder was Vice President of Exploration for TXCO before being named President.

Grinsfelder, 58, is a geologist with more than 30 years of industry experience. He joined the Company in April 2007 via its acquisition of Output Exploration LLC of Houston, where he served as Vice President of Exploration and Business Development.

In his new role, Grinsfelder will be part of the team responsible for driving TXCO's growth as well as managing the Company's land, exploration, legal, and investor relations and corporate communications departments.

"The move signals a more aggressive commitment to our future growth, and enhances the Company's capabilities to focus on specific core functions," said Sigmon. "Gary has blended in well with TXCO, and we're pleased to have promoted such a talented geoscientist at TXCO."

Prior to joining TXCO as part of the Output acquisition, Grinsfelder was Vice President of Exploration for Triad Energy and before that worked as a geologist for Spartan Petroleum Corp. He began his oil and gas career with Union Oil Co. of California. He holds a bachelor's degree in geology from Southern Methodist University and conducted graduate-level studies at the University of Puerto Rico and the University of Houston.

Grinsfelder, along with James J. "Jeff" Bookout, Vice President and Chief Operating Officer, and P. Mark Stark, Vice President, Treasurer and Chief Financial Officer, will continue to report to Sigmon.

About TXCO Resources
TXCO Resources is an independent oil and gas enterprise with interests in the Maverick Basin, the Gulf Coast region and the Marfa Basin of Texas, and the Midcontinent region of western Oklahoma. It has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs. TXCO's business strategy is to build shareholder value by acquiring undeveloped mineral interests and internally developing a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. It accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on Nasdaq's Global Select Market under the symbol "TXCO."

Forward-Looking Statements
Statements in this press release that are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to budget and drilling plans, capital expenditures, production levels, the timing, number and cost of wells to be drilled, new projects and expected results, and establishment of reserves. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. TXCO undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. More information about potential factors that could affect the Company's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended December 31, 2007, and Form 10-Q for the quarter ended March 31, 2008. This and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's Web site at www.txco.com. Copies are available without charge, upon request from the Company.